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                                                                   Exhibit 10.88

                        NON-NEGOTIABLE PROMISSORY NOTE

U.S. $3,000,000.00                                                August 1, 1999

            FOR VALUE RECEIVED, the undersigned hereby promises to pay to Antonio Haddad Haddad (the "Payee") Three Million United States Dollars (U.S. $3,000,000.00). without interest, in three equal installments of U.S.$1,000,000.00 on each of August 31, September 30 and October 29 and November 30, 1999, at the principal executive offices of the undersigned, 3151 East Washington Boulevard, Los Angeles, California, or at such other place in the City of Los Angeles as may be designated by the undersigned to the Seller in writing from time to time.

            Notwithstanding anything to the contrary contained herein or in the Purchase Agreement (as defined below), the undersigned shall have the right to set-off against any amount otherwise due hereunder any obligation of any of the Shareholders (as defined below) to the undersigned under the Purchase Agreement, including, but not limited to, a claim for indemnification or contribution under
Section 7.2 of the Purchase Agreement (a "claim"); provided, however, that the
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undersigned first shall have delivered to the Shareholders in writing a summary description of the factual and legal bases for such claim or obligation and an estimate of the amount thereof. In the event that a claim is based upon the demand of a person other than the undersigned, which demand is finally determined by a decision from which no appeal may be taken, the amount of such claim shall be deemed to have been finally determined thereby and not to be subject to further arbitration.

            This Note is the promissory note referred to in Section 1.2(a)(ii) of that certain Agreement for Purchase of Assets dated as of August 1, 1999 (the "Purchase Agreement"), by and among the undersigned, the Payee, the Parent (as defined therein), and the Shareholders (as defined therein) , and which contains provisions for the offset of certain claims or obligations of the undersigned against any of the Shareholders upon the happening of certain stated events.

            Neither this Note nor any rights hereunder shall be assigned, pledged, hypothecated or otherwise transferred by the Payee without the prior written consent of the undersigned in each instance and then subject to the right of off-set set forth above.

            The validity, construction and interpretation of this Note shall be governed in all respects by the laws of the State of California applicable to contracts made and to be performed wholly within that State.

            The Payee and the undersigned each, to the fullest extent it may effectively do so under applicable law, irrevocably (i) submits to the exclusive jurisdiction of any court of the State of California or the United States of America sitting in the City of Los Angeles over any suit, action or proceeding arising out of or relating to this Agreement, (ii) waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the establishment of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum,
(iii) agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in the courts of the United States of America, the State of California or the Republic of Mexico (or any other courts to the jurisdiction of which such party is or may be subject) by a suit upon such judgment and (iv) consents to process being served in any such suit, action or proceeding by mailing a copy thereof by registered or certified air mail, postage prepaid, return receipt requested, to CT Corporation at 818 West Seventh Street, Los Angeles, California 90017 (and each such person hereby irrevocably appoints CT Corporation as its lawful agent to accept such service of process on behalf of such person). The Payee and the undersigned each agrees that such service (i) shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding and (ii) shall,

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to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to such party.

            Subject to the preceding paragraph, any controversy arising out of or relating to this Note shall be referred to arbitration before the American Arbitration Association strictly in accordance with the terms of this Note and the substantive law of the State of California. The board of arbitrators shall convene at a place mutually acceptable to the parties in the State of California and, if the place of arbitration cannot be agreed upon, arbitration shall be conducted in Los Angeles. The Payee and the undersigned agree to accept the decision of the board of arbitrators, and judgment upon any award rendered hereunder may be entered in any court having jurisdiction thereof. Neither party shall institute a proceeding hereunder until that party has furnished to the other party, by registered mail, at least thirty (30) days prior written notice of its intent to do so.

            Nothing in this Note, expressed or implied, is intended to confer upon any person other than the Payee or the undersigned any rights or remedies under or by reason of this Note.

            This Note has been reviewed by legal counsel for the Payee and the undersigned and is the product of informed negotiations between such parties. If any part of this Note is deemed to be unclear or ambiguous, it shall be construed as if it were drafted jointly by such parties. Each such party acknowledges that no party was in a superior bargaining position regarding the substantive terms of this Note.

            IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the day and year first set forth above.

                                         TAG MEX, INC.


                                         By            /s/ Gerard Guez
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                                                  Authorized  Representative

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